                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-32468

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 14, 2000)

                                  $650,000,000

                             CONEXANT SYSTEMS, INC.

              4% CONVERTIBLE SUBORDINATED NOTES DUE FEBRUARY 1, 2007
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES
           ----------------------------------------------------------

         This prospectus supplement relates to the resale by holders of our 4% Convertible Subordinated Notes Due February 1, 2007 and shares of our common stock issuable upon the conversion of the notes. This prospectus supplement should be read in conjunction with the prospectus dated March 14, 2000, which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in this prospectus supplement have the meanings given them in the prospectus.

         The information appearing in the table below, as of the date hereof, supplements the information in the table appearing under the heading "Selling Securityholders" in the prospectus:

                                                 PRINCIPAL
                                                 AMOUNT OF
                                                    NOTES
                                                BENEFICIALLY      PERCENTAGE        COMMON STOCK
                                                  OWNED AND        OF NOTES        OWNED PRIOR TO       COMMON STOCK
NAME                                           OFFERED HEREBY     OUTSTANDING       THE OFFERING       OFFERED HEREBY
--------------------------------------         --------------     -----------      --------------      --------------
Aragon Investments Ltd. ..............          $     70,000          *                    648                648

Arkansas PERS ........................             5,255,000          *                 48,657             48,657

BBT Fund, L.P. .......................            10,000,000         1.5%               92,593             92,593

Bear, Stearns & Co., Inc. ............            15,250,000         2.3%              141,204            141,204

Bull HN Information Systems, Inc. ....               250,000          *                  2,315              2,315

Burroughs Wellcome Fund ..............               250,000          *                  2,315              2,315

Citadel Trading Group LLC ............                40,000          *                    370                370

Cornell University ...................             1,250,000          *                 11,574             11,574

Credit Suisse First Boston Corporation            49,500,000         7.6%              458,333            458,333

Credit Suisse First Boston Corporation             4,000,000          *                 37,037             37,037

CSX Pension Plan .....................               650,000          *                  6,019              6,019

Delaware PERS ........................             3,345,000          *                 30,972             30,972

Delta Air Lines Master Trust .........               445,000          *                  4,120              4,120

Diversified Arb Fund .................               575,000          *                  5,324              5,324

FirstEnergy System Master Retirement
Trust ................................               500,000          *                  4,630              4,630

First Republic Bank ..................               140,000          *                  1,296              1,296

General Motors - LT ..................               325,000          *                  3,009              3,009

General Motors Welfare Benefit Trust
    Arb Fund .........................               675,000          *                  6,250              6,250

Holy Cross Health System Corporation .               250,000          *                  2,315              2,315

Hull Overseas, Ltd. ..................               100,000          *                    926                926

ICI American Holdings Trust ..........             2,475,000          *                 22,917             22,917

Island Holdings ......................                75,000          *                    694                694

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
Jackson Investment Fund Ltd. .........             1,155,000          *                 10,694             10,694

JMG Convertible Investments, LP. .....             1,500,000          *                 13,889             13,889

J.M. Hull Associates .................               250,000          *                  2,315              2,315

Kauffman Foundation ..................               500,000          *                  4,630              4,630

Market Neutral Arb Fund ..............               675,000          *                  6,250              6,250

Midwest Operating Engineers Pension
   Trust Fund ........................               750,000          *                  6,944              6,944

Motion Picture Industry Health Plan -
   Active Member Fund ................               140,000          *                  1,296              1,296

Motion Picture Industry Health Plan -
   Retiree Member Fund ...............                70,000          *                    648                648

Nebraska Investment Council
   (Endowment) .......................               250,000          *                  2,315              2,315

Nebraska Investment Council (Pension)                750,000          *                  6,944              6,944

OCM Convertible Trust ................               670,000          *                  6,204              6,204

Olin Corporation .....................               500,000          *                  4,630              4,630

Onyx Fund Holdings, LDC ..............             4,000,000          *                 37,037             37,037

Oregon Retail Employees Pension Trust                400,000          *                  3,704              3,704

Pace Strategic Axed Income Investments               500,000          *                  4,630              4,630

Partner Reinsurance Company Ltd. .....               250,000          *                  2,315              2,315

Pimco Trust Company Moderate Duration
   Fund ..............................               250,000          *                  2,315              2,315

Pimco Trust Company Total Return Fund                250,000          *                  2,315              2,315

Prim Board ...........................             2,875,000          *                 26,620             26,620

Raytheon Master Pension Trust ........               500,000          *                  4,630              4,630

State of Connecticut Combined
   Investment Funds ..................             1,425,000          *                 13,194             13,194

State of Oregon Equity ...............             7,200,000         1.1%               66,667             66,667

Stichting Pensioenfonds ABP ..........               500,000          *                  4,630              4,630

Teachers Insurance and Annuity
   Association of America ............             6,000,000          *                 55,556             55,556

The Lutheran Church - Missouri
   Synod Foundation ..................               250,000          *                  2,315              2,315

Triton Capital Investments, Ltd. .....             1,500,000          *                 13,889             13,889

University & Community College
   System ............................               250,000          *                  2,315              2,315

UPS Retirement Plan Total Return
   Account ...........................               500,000          *                  4,630              4,630

US Trust Company, Custodian, FCI
   Pimco .............................               250,000          *                  2,315              2,315

Vanguard Convertible Securities
   Fund, Inc. ........................             2,500,000          *                 23,148             23,148

White River Securities LLC ...........            15,250,000         2.3%              141,204            141,204

Workers' Compensation Reinsurance
   Association .......................               450,000          *                  4,167              4,167

Zeneca Holdings Trust ................             1,355,000          *                 12,546             12,546

Any other holder of notes or future
transferee from any such holder ......           500,915,000        77.1%            4,638,101          4,638,101

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         The number of shares of common stock owned prior to the offering includes shares of common stock into which the notes are convertible. The number of shares of common stock offered hereby is based on a conversion price of $108.00 per share of common stock and a cash payment in lieu of any fractional share. Information concerning other selling securityholders will be set forth in prospectus supplements from time to time, if required. The number of shares of common stock owned by the other selling securityholders or any future transferee from any such holder assumes that they do not beneficially own any common stock other than common stock into which the notes are convertible at a conversion price of $108.00 per share.

         INVESTING IN THE NOTES OR THE COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE INVOLVES A HIGH DEGREE OF RISK. PLEASE CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           ----------------------------------------------------------

            The date of this prospectus supplement is April 7, 2000